FOR IMMEDIATE RELEASE
CONTACTS:

Ronald Tassello
Chief Financial Officer                      Donald C. Weinberger
Baltek Corporation                           Wolfe Axelrod Weinberger Assoc. LLC
201-767-1400; 201-387-6631 Fax               212-370-4500; 212-370-4505 Fax



              BALTEK ANNOUNCES INTENTION TO SELL SHRIMP OPERATIONS

NORTHVALE, NEW JERSEY, June 19, 2002 -- BALTEK CORPORATION (Nasdaq: BTEK) today announced its intention to sell its shrimp operation in Ecuador. Jacques Kohn, President of Baltek, stated, "This is a very difficult environment in the shrimp industry, especially for aquaculture farms operating in Ecuador. The combination of the white spot virus, which has severely curtailed our production, and depressed selling prices, has had a negative effect on our financial results." For the year ended December 31, 2001, the core materials business segment reported operating income of approximately $5.3 million. The seafood segment, which includes the shrimp operations in Ecuador and the already discontinued seafood import business, reported a loss from operations of approximately $2.0 million. "We now believe it is in the best interest of Baltek and its shareholders to divest the shrimp operations and focus our resources on the core materials business." Mr. Kohn concluded, "I believe this decision will, over the long run, have a beneficial impact on Baltek's financial results, operating earnings and cash flows."

Based on our evaluation of current economic and industry conditions, the Company will record a charge to earnings of $6 million in the quarter ended June 30, 2002 to reduce the assets underlying these operations to their currently estimated fair value. Until we dispose of this business, adjustments may be required to be made to this estimate. The Company will also be required to revise its loan agreement with its Ecuadorian and U.S. banks to reflect appropriate terms based on the financial results of its continuing operations. Should the Company be unable to revise the terms of its U.S. loan agreement, the Company would be in default under the agreement. The Company is in the process of reviewing the terms of this agreement with the lender.

                         ---------------------------

BALTEK CORPORATION is a world class manufacturer and distributor of balsa wood products and other structural core materials, including PVC Foam and non-woven mat products. Baltek also produces farm-raised shrimp in Ecuador.

Forward Looking Statements
     Certain statements in this press release, the Company's quarterly report on Form 10-Q, the Annual Report on Form 10-K or in reports to stockholders constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, industries in which the Company operates, the U.S. and global economies, earnings, cash flow and operating performance and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "should," "forecast," "believe," "management is of the opinion" and similar words or phrases. Forward-looking statements are subject to inherent uncertainties and risks, including among others: changes in commodity prices for shrimp; environmental factors affecting yields at the Company's shrimp farms and balsa plantations; increasing price and product/service competition by domestic and foreign competitors; fluctuations in the cost and availability of raw materials; economic and political conditions in Ecuador; general industry trends and growth rates, including the continued advancement in composite materials technology and its acceptance as an alternative to conventional methods of construction; and economic conditions as they affect demand for our customers' products (the Company is a raw material supplier to original equipment manufacturers and sub-tier suppliers engaged in the fabrication of composite components and assemblies). In addition, such statements could be affected by general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations. The list of factors presented here should not be considered to be a complete list of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

     In light of these risks and uncertainties, actual events and results may vary significantly from those expressed or implied by such statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results and readers are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.